Exhibit 10.1

Scotiabank

THE BANK OF NOVA SCOTIA

International Banking Division

Derivative Products

44 King Street West, 14th Floor, Toronto, Ontario, Canada M5H 1H1

August 8, 2005

WADDELL & REED FINANCIAL, INC.

6300 LAMAR AVENUE

OVERLAND PARK, KANSAS

66202

FAX #:  923-236-1930

Attention:  Daniel P. Connealy, CFO

Dear Sirs,

Re:  Interest Rate Swap Transaction Reference ID: S53278 (Previously S53252)

The purpose of this letter agreement is to set forth the terms and conditions of the “Transaction” entered into between us on the Trade Date specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1.         This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates.  In addition, you and we agree to use reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of an ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”), with such modifications as you and we will in good faith agree.  Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of and be subject to that agreement.  All provisions contained in or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below.

Until we execute and deliver that Agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a “Confirmation”) confirming transactions (each a “Transaction”) entered into between us (not withstanding anything to the contrary in a Confirmation), shall supplement, form part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule) except for the following elections:

(a)                      Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to the choice of law doctrine);

(b)                     “Termination Currency” means United States Dollars;

(c)                      Payments on Early Termination.  For the purpose of section 6(e) of this Agreement, Second Method and Market Quotation shall apply;

(d)                     “Cross Default” shall apply to The Bank of Nova Scotia and WADDELL & REED FINANCIAL, INC., and all references therein to “Threshold Amount” shall mean, in respect of The Bank of Nova Scotia, 5% of its shareholders’ equity as set out in The Bank of Nova Scotia’s most recently published audited annual financial statement, and shall mean, in respect of WADDELL & REED FINANCIAL, INC., USD 5,000,000.00 (or its equivalent in any other currency);

(e)                      The “Credit Event Upon Merger” provisions of section 5(b)(iv) will apply to both parties;

(f)                        “Credit Support Document” in relation to WADDELL & REED FINANCIAL, INC., shall mean each document that by its terms secures, guarantees or otherwise supports WADDELL & REED FINANCIAL, INC.’s obligations hereunder (whether or not this Confirmation or the Transaction evidenced hereby is specifically referenced or described therein), as such document(s) may be amended, revised, restated, supplemented or replaced from time to time, and

(g)                     “Credit Support Provider” in relation to WADDELL & REED FINANCIAL, INC., shall mean any party to a Credit Support Document that provides or is obligated to provide security, a guarantee or other credit support for WADDELL & REED FINANCIAL, INC.’s obligations hereunder;

on the Trade Date of the first such Transaction between us.  In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation shall prevail for the purposes of this Transaction.

2.                           The following provisions shall also apply:

(a)                      Set Off.  Any amount (the “Early Termination Amount”) payable to one party (“the Payee”) by the other party (“the Payer”) under Section 6(e) in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) or Section 5(b)(v) (if applicable) has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (“Y”) (and without prior notice to Y), be reduced by its set-off against any amount(s) (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off).  X will give notice to Y and any set-off effected under this section.

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party is able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing contained in this section shall be effective to create a charge or other security interest, and shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

3.                           The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:	August 8, 2005

Notional Amount:	USD 100,000,000.00

Effective Date:	January 18, 2006

Termination Date:	January 18, 2011

Fixed Amounts:

Fixed Rate Payer:	WADDELL & REED FINANCIAL, INC.

Fixed Rate Payer Payment Dates:	The 18th of each January and July commencing on July 18, 2006, to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate Period End Dates:	The 18th of each January and July commencing on July 18, 2006, to and including the Termination Date.

Fixed Rates:	4.84%

Fixed Rate Day Count Fraction:	30/360

Business Days for Payments:	London, New York

Business Day Convention:	Modified Following Business Day Convention

Floating Amounts:

Floating Rate Payer:	The Bank of Nova Scotia

Floating Rate Payer Payment Dates:

The 18th of each January, April, July and October commencing on April 18, 2006, to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payer Period End Dates:	The 18th of each January, April, July and October commencing on April 18, 2006 to and including the Termination Date.

Floating Rate for initial Calculation Period:	To be determined

Floating Rate Option:	USD-LIBOR-BBA

Floating Rate Day Count Fraction:	Actual/360

Designated Maturity:	3-month

Spread:	None

Reset Dates:	The first day of the relevant Calculation period.

Compounding:	Inapplicable

Business Days for Payments:	London, New York

Business Day Convention:	Modified Following Business Day Convention

Calculation Agent:	The Bank of Nova Scotia

Mandatory Early Termination Provision:

Mandatory Early Termination:	Applicable

Mandatory Early Termination Date:	January 13, 2006

Cash Settlement Payment Date:	January 18, 2006

Cash Settlement Valuation Time:	New York

Cash Settlement Method:	Par Yield Curve – Adjusted

Cash Settlement Reference Banks:	As selected by The Bank of Nova Scotia in its sole discretion and in good faith

Quotation Rate:	Mid

4.                           Relationship Between Parties:

Each party will be deemed to represent to the other party on the date of this Confirmation on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)                      Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction.  It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(b)                     Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming and assumes the risks of that Transaction.

(c)                      Status of Parties.  The other party is not acting as a fiduciary for or as an adviser to it in respect of that Transaction.

(d)                     Commitment to Unwind.  Neither party has committed to unwind any Transaction.

5.                           Offices

(a)                      For purposes of this Transaction, the Office of THE BANK OF NOVA SCOTIA, is Toronto, Ontario.

(b)                     For purposes of this Transaction, the Office of WADDELL & REED FINANCIAL, INC. is Overland Park, Kansas.

6.                           Account Details

Payments to THE BANK OF NOVA SCOTIA:

Accounts for Payment in USD:	Bank of Nova Scotia, New York
A/C #602736
Swift Code: NOSCUS33
//FW026002532
Favour: Bank of Nova Scotia, Toronto
Attn: Derivative Products

Payments to WADDELL & REED FINANCIAL, INC.:

Accounts for payments in USD:                           (Please Advise)

7.                           The parties hereto agree that this Confirmation, whether received in original or facsimile form, may be executed in counterparts, which execution may be effected by means of facsimile transmission, and which when taken together shall constitute a single and original agreement between the parties and a binding supplement to the Agreement.  Where execution is effected by means of facsimile transmission, the parties agree that the sender’s signature as printed by the recipient’s facsimile machine shall be deemed to be the sender’s original signature.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation enclosed for that purpose and returning it to us by facsimile, Attention:  WBO Derivative Product Confirmations, Telephone:  (416) 866-5415/3622, Facsimile:  (416) 933-2291.

Yours sincerely,

THE BANK OF NOVA SCOTIA

/s/ Regina Magdaluyo

Authorized Signature
Regina Magdaluyo M0060

/s/ Gita Singh

Authorized Signature
Gita Singh S117

Confirmed as of the date first written:

WADDELL & REED FINANCIAL, INC.

/s/ Daniel P. Connealy

Name:	Daniel P. Connealy
Title:	Senior Vice President and Chief Financial Officer